Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)   ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

LYONDELL CHEMICAL COMPANY

(Exact name of obligor as specified in its charter)

Delaware	95-4160558
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF ADDITIONAL REGISTRANTS
Exact Name of Additional Registrants as Specified in their Respective Charters	State of Organization	I.R.S. Employer Identification Number
Lyondell Chemical Delaware Company	Delaware	51-0309094
Lyondell Chemical Nederland, Ltd.	Delaware	51-0110124
Lyondell Chemical Properties, L.P.	Delaware	23-2836105
Lyondell Chemical Technology 1 Inc.	Delaware	56-2561588
Lyondell Chemical Technology, L.P.	Delaware	54-1613415
Lyondell Chemical Technology Management, Inc.	Delaware	23-2631289
Lyondell Chimie France Corporation	Delaware	23-1976967
Houston Refining LP	Delaware	76-0395303
Lyondell France, Inc.	Delaware	23-2341921
Lyondell Houston Refinery Inc.	Delaware	20-5408334
Lyondell LP3 GP, LLC	Delaware	90-0249008
Lyondell LP3 Partners, LP	Delaware	90-0249009
Lyondell LP4 Inc.	Delaware	76-0550480
Lyondell (Pelican) Petrochemical L.P.1, Inc.	Delaware	95-4684078
Lyondell Petrochemical L.P. Inc.	Delaware	52-2064335
Lyondell Refining Company LLC	Delaware	76-0321158
Lyondell Refining I, LLC	Delaware	Not Applicable
POSM Delaware, Inc.	Delaware	51-0328228
POSM II Properties Partnership, L.P.	Delaware	51-0328696

1221 McKinney Street, Suite 700 Houston, Texas	77010
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

(Title of the indenture securities)

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1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

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6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 23rd day of May, 2007.

THE BANK OF NEW YORK

By:	/S/ CHERYL CLARKE

Name:	CHERYL CLARKE
Title:	VICE PRESIDENT

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2007, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,859,000
Interest-bearing balances	12,315,000
Securities:
Held-to-maturity securities	1,572,000
Available-for-sale securities	20,948,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	491,000
Securities purchased under agreements to resell	153,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	31,479,000
LESS: Allowance for loan and lease losses	289,000
Loans and leases, net of unearned income and allowance	31,190,000
Trading assets	3,171,000
Premises and fixed assets (including capitalized leases)	844,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	340,000
Not applicable
Intangible assets:
Goodwill	2,714,000
Other intangible assets	966,000
Other assets	7,043,000

Total assets	83,608,000

LIABILITIES
Deposits:
In domestic offices	26,775,000
Noninterest-bearing	16,797,000
Interest-bearing	9,978,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	33,309,000
Noninterest-bearing	702,000
Interest-bearing	32,607,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	712,000
Securities sold under agreements to repurchase	129,000
Trading liabilities	2,321,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	3,621,000
Not applicable
Not applicable
Subordinated notes and debentures	2,255,000
Other liabilities	5,933,000

Total liabilities	75,055,000

Minority interest in consolidated subsidiaries	161,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,143,000
Retained earnings	5,430,000
Accumulated other comprehensive income	-316,000
Other equity capital components	0
Total equity capital	8,392,000

Total liabilities, minority interest, and equity capital	83,608,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Catherine A. Rein	Directors